Exhibit 10.3
DIRECTOR RECUSAL AGREEMENT
     This Director Recusal Agreement (this “Agreement”) is dated as of the 15th day of January, 2009, and is made by and between Lime Energy Co., a Delaware corporation (the “Company”), and David W. Valentine (“Director”).
W I T N E S S E T H:
     WHEREAS, pursuant to a Certificate of Designations filed on November 14, 2008 (the “Certificate”), the Company has an authorized class of $0.01 par value Series A-1 Convertible Preferred Stock (the “Preferred Stock”).
     WHEREAS, the Company has the option to redeem the Preferred Stock at any time pursuant to Section 5 of the Certificate.
     WHEREAS, Director is related by marriage to Richard P. Kiphart, a director and common stockholder of the Company and Mr. Kiphart also holds shares of the Preferred Stock which he purchased pursuant to that certain Preferred Stock Purchase Agreement dated as of November 14, 2008. (The shares of Company stock owned by Mr. Kiphart, the “Kiphart Shares.”)
     WHEREAS, the parties desire to set forth certain understandings between themselves relating to certain matters that may be presented to the Board of Directors with respect to the Preferred Stock, all as more fully described herein;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agrees as follows:
     1. Recusal on Redemption Votes. Director hereby agrees to recuse himself from any vote of the Board of Directors, or any committee thereof charged with acting for the Board of Directors, with respect to a redemption or repurchase of the Preferred Stock by the Company, whether pursuant to the Certificate or otherwise.
     2. No Effect on Quorum. The recusal set forth in Section 1 shall have no effect on the counting of members present for purposes of a quorum of the Board of Directors, and Director’s attendance at any meeting shall be counted for such purpose.
     3. No Effect on Voting Rights. Nothing set forth in this Agreement shall be deemed to limit Director’s voting rights with respect to any shares of Company stock held by him.
     4. Beneficial Ownership Disclaimer. Nothing set forth in this Agreement shall be deemed to imply any beneficial ownership by Director of the Kiphart Shares, or any beneficial ownership by Mr. Kiphart of any shares of Company stock held by Director, and any such beneficial ownership is expressly disclaimed.
     5. Termination of Agreement. This Agreement shall terminate and be of no further force and effect at such point as Mr. Kiphart no longer beneficially owns any shares of Preferred Stock, or Director no longer serves as a director of the Company, whichever is earlier.

     6. Arbitration. In the event of any and all disagreements and controversies arising from this Agreement, such disagreements and controversies shall be subject to binding arbitration as arbitrated in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association in Chicago, Illinois before one neutral arbitrator. Either party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Without waiving any remedy under this Agreement, either party may also seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy). In the event of any such disagreement or controversy, neither party shall directly or indirectly reveal, report, publish or disclose any information relating to such disagreement or controversy to any person, firm or corporation not expressly authorized by the other party to receive such information or use such information or assist any other person in doing so, except to comply with actual legal obligations of such party, or unless such disclosure is directly related to an arbitration proceeding as provided herein, including, but not limited to, the prosecution or defense of any claim in such arbitration. The costs and expenses of the arbitration (excluding attorneys’ fees) shall be paid by the non-prevailing party or as determined by the arbitrator.
     7. Miscellaneous.
a.	All of the WHEREAS clauses and other recitals at the beginning of this Agreement are hereby incorporated into and made part of this Agreement.

b.	This Agreement is personal to Director. This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and the successors and assigns of the Company, and no other person shall acquire or have any right under or by virtue of this Agreement. Director shall not assign his rights or obligations under this Agreement.

c.	This Agreement may be amended only by written execution by all parties. No waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and acknowledged by the party against whom enforcement is sought, and then any such waiver shall be effective only in the specific instance and for the specific purpose for which given.

d.	The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

e.	All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

f.	Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

g.	This Agreement may be executed in one or more counterparts, all of which shall be deemed but one and the same agreement and each of which shall be deemed an original. Delivery by facsimile of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

h.	THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

i.	ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

COMPANY: Lime Energy Co.
By:	/s/ Jeffrey R. Mistarz
Jeffrey R. Mistarz
Executive Vice President and CFO

DIRECTOR:
/s/ David W. Valentine
David W. Valentine